Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we consent to the incorporation by reference of our report dated March 30, 2007, relating to the financial statements of GlenRose Instruments, Inc. as of and for the year ended December 31, 2006 into the Registration Statement filed on Form S-8.

/s/ VITALE, CATURANO & COMPANY, LTD

Boston, Massachusetts
October 26, 2007